                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- 64499) pertaining to The Crown Crafts, Inc. 401(k) Retirement Savings Plan of our report dated July 2, 1998, with respect to the financial statements and schedules of The Crown Crafts, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                      /s/ Joseph Decosimo and Company, LLP



                                    JOSEPH DECOSIMO AND COMPANY
                                    A GEORGIA LIMITED LIABILITY PARTNERSHIP


Atlanta, Georgia
July 13, 1998